A special meeting of each fund's shareholders was held on June 18, 2013. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
Ned C. Lautenbach
Affirmative	25,828,395,115.78	94.160
Withheld	1,602,101,684.27	5.840
TOTAL	27,430,496,800.05	100.000
Ronald P. O'Hanley
Affirmative	25,907,936,922.24	94.450
Withheld	1,522,559,877.81	5.550
TOTAL	27,430,496,800.05	100.000
David A. Rosow
Affirmative	25,805,492,959.91	94.076
Withheld	1,625,003,840.14	5.924
TOTAL	27,430,496,800.05	100.000
Garnett A. Smith
Affirmative	25,892,258,831.97	94.393
Withheld	1,538,237,968.08	5.607
TOTAL	27,430,496,800.05	100.000
William S. Stavropoulos
Affirmative	25,738,476,030.34	93.832
Withheld	1,692,020,769.71	6.168
TOTAL	27,430,496,800.05	100.000
Michael E. Wiley
Affirmative	25,923,640,743.27	94.507
Withheld	1,506,856,056.78	5.493
TOTAL	27,430,496,800.05	100.000
PROPOSAL 2
To approve a management contract between Automotive Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	59,456,073.62	83.407
Against	2,968,798.96	4.165
Abstain	3,388,551.92	4.753
Broker Non-Vote	5,471,338.90	7.675
TOTAL	71,284,763.40	100.000
PROPOSAL 2
To approve a management contract between Construction and Housing Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	487,245,211.67	89.614
Against	14,884,543.68	2.737
Abstain	20,059,355.03	3.689
Broker Non-Vote	21,532,222.06	3.960
TOTAL	543,721,332.44	100.000
PROPOSAL 2
To approve a management contract between Consumer Discretionary Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	308,362,872.34	88.908
Against	18,608,944.26	5.366
Abstain	17,176,740.05	4.952
Broker Non-Vote	2,687,033.47	0.774
TOTAL	346,835,590.12	100.000
PROPOSAL 2
To approve a management contract between Leisure Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	165,686,480.59	81.571
Against	14,092,417.40	6.938
Abstain	7,517,529.30	3.701
Broker Non-Vote	15,824,304.21	7.790
TOTAL	203,120,731.50	100.000
PROPOSAL 2
To approve a management contract between Multimedia Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	439,959,939.22	87.593
Against	21,328,624.02	4.246
Abstain	22,804,373.91	4.540
Broker Non-Vote	18,189,658.12	3.621
TOTAL	502,282,595.27	100.000
PROPOSAL 2
To approve a management contract between Retailing Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	394,964,011.21	89.127
Against	13,588,217.30	3.067
Abstain	17,081,449.10	3.854
Broker Non-Vote	17,514,657.46	3.952
TOTAL	443,148,335.07	100.000
A Denotes trust-wide proposal and voting results.